EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-3 of our report dated March 9, 2001, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/Deloitte & Touche LLP
------------------------
Boston, Massachusetts
August 3, 2001










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